UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by The Empire District Electric Company

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: The Empire District Electric Company

Commission File No.: 1-3368

On February 9, 2016, the following email statement was sent to employees of The Empire District Electric Company:

Email Statement to Empire Employees Empire and Liberty Utilities Merger Agreement February 9, 2016

Good afternoon,

Today we are announcing an agreement and Plan of Merger under which Empire will merge with Liberty Utilities Central, a subsidiary of Liberty Utilities Co., the US subsidiary of Algonquin Power & Utilities Corporation.

As you know, in December we announced the Board of Directors was evaluating strategic alternatives.  As a result of our financial strength and the operating expertise of our employees, we were able to reach an agreement that will preserve the Empire brand, maintain all of our current operations, staff, community presence and Joplin corporate headquarters while providing return to Empire’s shareholders.  Together with Liberty and Algonquin, Empire will be better positioned to build on our success in making lives better every day with reliable energy and service.

The proposed merger marks a significant evolution of our organization.  When combined with other regulated Liberty Utilities, we will be part of a utility that serves nearly 800,000 customers.  These customers lie in a diverse geographic territory stretching from California to New Hampshire.  Joplin and Empire will serve as the geographic headquarters for Liberty Utilities Central and will be directly responsible for 320,000 customers in the middle part of the U.S.

We expect the coming year to be an exciting one as we seek the necessary regulatory approvals, work with regulators and other stakeholders to communicate the merits of the merger between Liberty and Empire.

I know you will have many questions about what this announcement means for you.  The executive leadership team will begin holding employee meetings today and over the next several days (listed below) to provide as much information as possible.  Thank you for your continued service to Empire and its customers.

Brad Beecher

Schedule of Employee Meetings

Corporate - The Ramsey Building - Feb 9 @ 4pm

Kodiak Service Center - Feb 9 @ 4pm

Corporate - The Ramsey Building - Feb 9 @ 6:30pm

Ozark Service Center - Feb 9 @ 6:30pm

Asbury Plant - Feb 10 @ 7am

Hollister Service Center - Feb 10 @ 7am

Corporate - Auditorium - Feb 10 @ 7am

Gas – conference call - Feb 10 @ 7:30am

Riverton Plant - Feb 10 @ 10am

Bolivar Service Center - Feb 10 @ 10am

Corporate – Auditorium - Feb 10 @ 11am

State Line Plant - Feb 10 @ noon

Aurora Service Center - Feb 10 @ 2:30pm

Kodiak Service Center- Feb 10 @ 4:30pm

Additional Information and Where to Find It

The proposed transaction will be submitted to shareholders of Empire for their consideration.  In connection with the transaction, Empire will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for the proxy statement or any other document that Empire may send to its shareholders in connection with the proposed transaction. EMPIRE SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EMPIRE AND THE TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website at www.sec.gov, at Empire’s website at www.empiredistrict.com or by sending a written request to Corporate Secretary, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

Participants in the Solicitation

Empire and its directors and executive officers are deemed to be participants in any solicitation of Empire shareholders in connection with the proposed transaction. Information about Empire’s directors and executive officers is available in Empire’s definitive proxy statement, filed on March 18, 2015, in connection with its 2015 annual meeting of shareholders, and in Empire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.